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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 1, 2002




                          K-V PHARMACEUTICAL COMPANY
            (Exact name of registrant as specified in its charter)


      DELAWARE                      1-9601                    43-0618919
   (State or other             (Commission File            (I.R.S. Employer
   jurisdiction of                 Number)                  Identification
    organization)                                               Number)



           2503 SOUTH HANLEY ROAD
             ST. LOUIS, MISSOURI                         63144
   (Address of principal executive offices)            (Zip Code)



     Registrant's telephone number, including area code:  (314) 645-6600






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ITEM 9.     REGULATION FD DISCLOSURE

KV Pharmaceutical Company announced that it has received favorable breakthrough results from screening studies on a number of products utilizing one of its newest drug delivery technologies. Based upon the screening studies and the differentiation that the products are expected to provide in the marketplace, the Company has filed IND's (Investigational New Drug Applications) relating to these products with the U.S. Food and Drug Administration for the initiation of Phase III clinical studies for the products, which are scheduled to commence during the first quarter of its Fiscal 2003. These studies will involve multiple sites. The Company expects these Phase III studies to be completed in approximately 16-18 months, at which time NDA's for the products are anticipated to be filed.

Among other advantages, the products based upon the new technology, improve existing dosage administration and are expected to have the potential to eventually contribute upwards of $100 million in additional revenues annually to KV's branded subsidiary, Ther-Rx Corporation.

Because of the significant revenue and profit potential of the products to both KV and Ther-Rx, the Company plans to significantly increase its research expenditures, in Fiscal 2003, by $8 to $9 million above and beyond the already substantial budget currently supporting its product pipelines. This $8 to $9 million expense will increase the Company's research and development budget by approximately 75% to 80% over its historical research and development expenditures to enable KV to move forward aggressively to support both these unique products as well as the Company's already extensive pipeline which utilizes KV's proprietary technologies.

KV anticipates spending this additional $8 to $9 million while continuing to grow its business, anticipating its eighth record year of revenues and earnings for Fiscal 2003.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its brand power with product

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innovation, promotional programs, and new advertising; and, (12) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 1, 2002

                                  K-V PHARMACEUTICAL COMPANY



                                  By: /s/ GERALD R. MITCHELL
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                                      Gerald R. Mitchell
                                      Vice President, Treasurer and Chief
                                      Financial Officer
                                      (chief financial and accounting officer)

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